Exhibit 99(a)(1)(iii)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should seek your own financial advice from your own independent financial advisor.

NOTICE OF GUARANTEED DELIVERY

for the Tender of
All Outstanding Shares of Common Stock
of

JAVELIN Mortgage Investment Corp.

For

A Dollar Amount Equal to 87% of the Book Value per Share of Common Stock Determined Pursuant to the Terms of the Offer to Purchase Dated March 7, 2016

by

JMI Acquisition Corporation
a wholly owned subsidiary of

ARMOUR Residential REIT, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON FRIDAY, APRIL 1, 2016, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or form substantially equivalent hereto, must be used to accept the tender offer (the “Offer”): (1) if certificates (“Share Certificates”) representing the shares of common stock, par value $0.001 per share (“Shares”), of JAVELIN Mortgage Investment Corp., a Maryland corporation (“JAVELIN”), are not immediately available; (2) if Share Certificates and all other required documents cannot be delivered to Continental Stock Transfer & Trust Company, the depositary for the Offer (the “Depositary”); or (3) if the procedures for book-entry transfer cannot be completed on a timely basis. This form may be hand-delivered to the Depositary or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase, dated March 7, 2016). See “Procedures for Tendering Shares - Guaranteed Delivery” in the Offer to Purchase.

All capitalized terms used but not defined in the document have the meaning ascribed to them in the Offer to Purchase.

The Depositary for the Tender Offer is:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

If delivering by mail, hand, express mail, courier,
or other expedited service:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, New York 10004

For Eligible Institution Only:

Facsimile (212) 616-7610

For Confirmation Only:

Telephone (917) 262-2378

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL REQUIRE THAT THE SIGNATURE ON THE LETTER OF TRANSMITTAL BE GUARANTEED BY AN “ELIGIBLE INSTITUTION,” THAT SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL OR AN AGENT'S MESSAGE (AS DEFINED IN THE OFFER TO PURCHASE) AND SHARES TO THE DEPOSITARY IN THE TIME PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

THE GUARANTEE ON THE FOLLOWING PAGES MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to JMI Acquisition Corporation (“Purchaser”), a Maryland corporation and wholly owned subsidiary of ARMOUR Residential REIT, Inc., upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 7, 2016, and the related Letter of Transmittal, receipt of each of which is hereby acknowledged, the Shares specified below using the guaranteed delivery procedures set forth in the Offer to Purchase under the caption “Procedures for Tendering Shares - Guaranteed Delivery.”

PLEASE SIGN AND COMPLETE

This Notice of Guaranteed Delivery must be signed by the holder(s) of Shares exactly as the applicable DTC participant’s name appears on a security position listing as the owner of Shares, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If the signature appearing below is not of the holder(s) of the Shares, then in order to validly surrender Shares the holder(s) must sign a valid proxy. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must set forth his or her name, address and capacity as indicated below and may be required to submit evidence satisfactory to Purchaser of that person’s authority to act.

Number of Shares and Certificate No(s)
(if available) Surrendered:	Name(s) of Holder(s):

Check box if Shares will be tendered by	Address of Holder(s):
Book-Entry Transfer:
☐ The Depository Trust Company

Area Code and Tel. No:

DTC Account Number:	Names of Authorized Signatory:
Capacity:

Name of Tendering Institution:
Address of Holder(s):

Area Code and Tel. No:

Dated:	Signature(s) of Holder(s) or Authorized
Signatory:

THE GUARANTEE ON THIS PAGE MUST BE COMPLETED.
GUARANTEE

(Not to be used for signature guarantee)

The undersigned bank, broker, dealer, credit union, savings association or other member entity of the Securities Transfer Agents’ Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program (each of the foregoing entities being referred to as an “Eligible Institution”) hereby guarantees to deliver to the Depositary at its address set forth in the Notice of Guaranteed Delivery (i) book-entry confirmation of the transfer of the Shares into the Depositary’s account at DTC pursuant to the procedures set forth in the Offer to Purchase, and (ii) either (x) a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile copy of one) or (y) a properly transmitted Agent’s Message, and (iii) all other documents required by the Letter of Transmittal or the Agent’s Message.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver all applicable, letters, confirmations, messages and other documents to the Depositary by the Expiration Date, as described on the first page of this document. Failure to do so could result in financial loss to such Eligible Institution.

(Authorized Signature)

(Please Print)

Name:

Name of Firm:

Address:

Area Code and Tel. No.:

Title:

Date:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

2